                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                FORM 8-K/A No.1
                            ----------------------

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: October 15, 1996
                            ---------------------


                            MILLER INDUSTRIES, INC.
          ----------------------------------------------------------
            (Exact name of Registrant as Specified in its Charter)

       Tennessee                       0-24298               62-1566286
    ----------------------------------------------------------------------
    (State or other Jurisdiction       (Commission File      (IRS Employer
  of Incorporation or Organization)         Number)          Identification No.)

                     900 Circle 75
                        Parkway
                    Atlanta, Georgia                    30339
            --------------------------------------------------------
              (Address of principal executive offices)  (Zip Code)

      Registrant's telephone number, including area code: (770) 988-0797

                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

    This Amendment No 1 to Form 8-K amends the Form 8-K filed by the Registrant on September 17, 1996 to report its acquisition of Vulcan International, Inc. on September 3, 1996, and includes the financial statements required to be filed pursuant to each Form 8-K as well as certain other financial statements.

ITEM 7    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A.   Financial Statements of Businesses Acquired - Vulcan International Inc. and
     -------------------------------------------
                                                   Affiliates

         Report of Independent Certified Public Accountants

         Combined Balance Sheet as of April 30, 1996

         Combined Statement of Income for the year ended April 30, 1996

         Combined Statement of Stockholders' equity for the year ended April 30, 1996

         Combined Statement of Cash Flows for the year ended April 30, 1996

         Notes to the Consolidated Financial Statements

         Condensed Combined Balance Sheet as of July 31, 1996 (unaudited)

         Condensed Combined Statements of Income for the three months ended July 31, 1995 and 1996 (unaudited)

    Condensed Combined Statements of Cash Flow for the three months ended July 31, 1995 and 1996 (unaudited)

     Notes to Condensed Combined Financial Statements (unaudited)


B.   ProForma Financial Information
     ------------------------------

     The following Supplemental Consolidated Financial Statements together with Report of Independent Certified Public Accountants are incorporated by reference from the Registrant's Registration Statement on Form S-3 filed with the Commission on October 15, 1996.

     Report of Independent Certified Public Accountants

     Supplemental Consolidated Balance Sheets as of April 30, 1995 and 1996, and July 31, 1996 (unaudited)

     Supplemental Consolidated Statements of Income for the Nine Months Ended April 30, 1994, the Years Ended April 30, 1995 and 1996, and the Three Months Ended July 31, 1995 and 1996 (Unaudited)

     Supplemental Consolidated Statements of Shareholders' Equity (Deficit) for the Nine Months Ended April 30, 1994, the Years Ended April 30, 1995 and 1996, and the Three Months Ended July 31, 1996 (Unaudited)

     Supplemental Consolidated Statements of Cash Flows for the Nine Months Ended April 30, 1994, the Years Ended April 30, 1995 and 1996, and the Three Months Ended July 31, 1995 and 1996 (Unaudited)

     Notes to Supplemental Consolidated Financial Statements

C.   Exhibits
     --------

     Exhibit 99 - Restated Consolidated Financial Statements of Miller Industries, Inc. and Subsidiaries

     Exhibit 27 - Article 5 Financial Data Schedules

                                  SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 1996                  MILLER INDUSTRIES, INC.

                                        By: /s/ FRANK MADONIA
                                           -----------------------------
                                            Frank Madonia
                                            Vice President

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                         COMBINED FINANCIAL STATEMENTS
                                      AND
              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           YEAR ENDED APRIL 30, 1996

                                     CONTENTS


DESCRIPTION                                           PAGE
-----------                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS       1

FINANCIAL STATEMENTS:

     Combined Balance Sheet                              2

     Combined Statement of Income                        3

     Combined Statement of Stockholders' Equity          4

     Combined Statement of Cash Flows                    5

     Summary of Accounting Policies                      6

     Notes to Combined Financial Statements              8

        [LETTERHEAD OF HADDOX REID BURKES & CALHOUN PLLC APPEARS HERE]


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


To the Board of Directors
Vulcan International, Inc. and Affiliates
Olive Branch, Mississippi

    We have audited the combined balance sheet of Vulcan International, Inc. and Affiliates as of April 30, 1996, and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Vulcan International, Inc. and Affiliates as of April 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                            /s/ Haddox Reid Burkes & Calhoun PLLC
                            -------------------------------------
                                Haddox Reid Burkes & Calhoun PLLC

September 23, 1996

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                            COMBINED BALANCE SHEET
                                APRIL 30, 1996


                                    ASSETS
                                  ----------

CURRENT ASSETS:
  Cash and cash equivalents                             $   93,182
  Accounts receivable, less allowance of $91,796
    for possible losses - Notes 4 and 8                  3,861,494
  Inventories - Notes 1, 4 and 5                         5,339,802
  Prepaid expenses                                          91,287
  Deferred income taxes - Note 6                           176,230
                                                        ----------

     Total current assets                                9,561,995

PROPERTY AND EQUIPMENT, less accumulated depreciation -
  Notes 2 and 3                                          2,833,085

OTHER ASSETS                                                45,955
                                                        ----------

                                                       $12,441,035
                                                        ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
  Note payable - bank - Note 4                         $   801,552
  Current maturities of long-term debt - Note 3            349,854
  Floor plan notes - chassis - Note 5                    2,394,618
  Accounts payable - trade                               3,338,704
  Accrued expenses                                       1,165,009
                                                       -----------

     Total current liabilities                           8,049,737

LONG-TERM DEBT, less current maturities - Note 3         2,938,460

DEFERRED INCOME TAXES - Note 6                             169,000
                                                       -----------

     Total liabilities                                  11,157,197
                                                       -----------

COMMITMENTS AND CONTINGENCIES - Notes 10 and 12

MINORITY INTEREST                                           96,863
                                                       -----------

STOCKHOLDERS' EQUITY:
  Common stock, $1 par - shares authorized 150,000;
    3,750 shares issued and outstanding                      3,750
  Retained earnings                                      1,183,225
                                                       -----------
     Total stockholders' equity                          1,186,975
                                                       -----------
                                                       $12,441,035
                                                       ===========

The accompanying summary of accounting policies and notes are an integral part of this combined financial statement.

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                         COMBINED STATEMENT OF INCOME
                           YEAR ENDED APRIL 30, 1996


NET SALES - Note 8                                        $22,349,884

COST OF SALES                                              18,296,504
                                                          -----------

GROSS PROFIT ON SALES - Note 8                              4,053,380

SELLING, ADMINISTRATIVE AND GENERAL EXPENSES - Note 8       3,646,336
                                                          -----------

OPERATING INCOME                                              407,044
                                                          -----------

OTHER INCOME (EXPENSE)
  Interest                                                   (274,386)
  Other                                                        25,769
                                                          -----------

TOTAL OTHER INCOME (EXPENSE)                                 (248,617)
                                                          -----------

INCOME BEFORE TAXES ON INCOME                                 158,427

TAXES ON INCOME - Note 6                                       66,139
                                                          -----------

NET INCOME                                                $    92,288
                                                          ===========



The accompanying summary of accounting policies and notes are an integral part of this combined financial statement.

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                           YEAR ENDED APRIL 30, 1996



                                 Common Stock
                               -----------------   Retained
                               Shares    Amount    Earnings      Total
                               -------  --------  ----------  -----------

    BALANCE, April 30, 1995     5,000   $ 5,000   2,089,687    2,094,687

    Stock redeemed - Note 7    (1,250)   (1,250)   (998,750)  (1,000,000)

    Net income                    -        -         92,288       92,288
                               ------   -------   ---------   ----------

    BALANCE, April 30, 1996     3,750   $ 3,750   1,183,225    1,186,975
                               ======   =======   =========   ==========


The accompanying summary of accounting policies and notes are an integral part of this combined financial statement.

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                                 APRIL 30, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                      $    92,288
      Accounts receivable - litigation settlement         600,000
      Deferred income taxes                              (106,230)
      Depreciation and amortization                       324,174
      Changes in operating assets and liabilities:
         Increase in accounts receivable               (1,853,029)
         Increase in inventories                       (2,526,431)
         Increase in prepaid expenses                     (22,196)
         Increase in accounts payable and
           floor plan notes                             3,401,342
         Decrease in accrued expenses                    (310,234)
                                                      -----------
                Net cash used by operating
                  activities                             (400,316)
                                                      -----------

CASH FLOWS USED BY INVESTING ACTIVITIES:
    Additions to property and equipment                (1,666,386)
                                                        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings under line of credit agreements        801,552
    Proceeds from long-term debt                        1,350,000
    Repayment of long-term debt                          (333,376)
                                                      -----------
                Net cash provided by investing
                  activities                            1,818,176
                                                      -----------

DECREASE IN CASH AND CASH EQUIVALENTS - Note 7           (248,526)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR            341,708
                                                      -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR              $    93,182
                                                      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for:
      Interest                                        $   171,847
                                                      ===========
      Income Taxes                                    $   165,234
                                                      ===========


The accompanying summary of accounting policies and notes are an integral part of this combined financial statement.

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                         SUMMARY OF ACCOUNTING POLICIES
                                 APRIL 30, 1996


CONSOLIDATION
-------------

   The accompanying combined financial statements include the accounts of Vulcan International, Inc. (the "Company"), its majority-owned subsidiaries and Vulcan Properties, LLC. Vulcan Properties, LLC is a limited liability company controlled by the stockholders of Vulcan International, Inc. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

ACCOUNTS RECEIVABLE
-------------------

   The Company provides an allowance for losses on receivables (the reserve method). Receivables are charged to the allowance account when they are deemed to be uncollectible.

INVENTORIES
-----------

   Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method.

PROPERTY, EQUIPMENT AND DEPRECIATION
------------------------------------

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method for financial reporting purposes over the following estimated useful lives:

                                    Years
                              -----------------
   Building                                  39
   Machinery and equipment                   10
   Tooling                                   10
   Leasehold improvements     Term of the lease
   Furniture and fixtures                    10
   Computer equipment                         5
   Automobiles                                5

   For income tax purposes, depreciation is calculated using accelerated methods.

PATENTS AND TRADEMARKS
----------------------

   The cost of acquired patents and trademarks are capitalized and amortized using the straight-line method over 20 years.

REVENUE RECOGNITION
-------------------

   Sales are recorded by the Company net of discounts and cost of chassis sold.

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                                APRIL 30, 1996


PRODUCT WARRANTY
----------------

   The Company provides a one-year limited product and service warranty on its products. The Company provides for the estimated cost of this warranty at the time of sale.

TAXES ON INCOME
---------------

   Taxes on income are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109").

CASH EQUIVALENTS
----------------

   For purposes of the statements of cash flows, the Company classifies cash on hand, demand deposits and all time deposits with an original maturity of three months or less as cash equivalents.

ESTIMATES
---------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 APRIL 30, 1996



NOTE 1 - INVENTORIES

     Inventories consist of the following:

     Finished products                       $  394,000
     Truck chassis                            1,962,728
     Work-in-process                          1,383,268
     Materials and parts                      1,711,223
     Units mounted on demos                     105,237
     Towing consignment                          17,600
                                             ----------
                                              5,574,056

     LIFO reserve                              (234,254)
                                             ----------

     Total inventories                       $5,339,802
                                             ==========

NOTE 2 - PROPERTY AND EQUIPMENT

     Major classes of property and equipment consist of the following:

     Land                                    $   200,000
     Building                                  1,145,660
     Machinery and equipment                   2,240,256
     Tooling                                     293,824
     Leasehold improvements                      283,275
     Furniture and fixtures                      127,071
     Computer equipment                          184,362
     Automobiles                                  27,180
                                             -----------

                                               4,501,628

     Accumulated depreciation                 (1,668,543)
                                             -----------
     Net property and equipment              $ 2,833,085
                                             ===========

NOTE 3 - LONG-TERM DEBT

     Long-term debt consists of:

     Note payable to First American
       Bank, payable in monthly
       installments of $13,548,
       including interest at 8.82%
       collateralized by real property
       and guaranteed by the Company
       and its stockholders (Note was
       paid in full October 1, 1996)         $ 1,346,374

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                                APRIL 30, 1996


NOTE 3 - LONG-TERM DEBT - CONTINUED:

     Note payable to former stockholder,
       interest due annually at 12%,
       principle due on September 1, 2005,
       collateralized by company stock                             $ 1,000,000
       (Note was paid in full September,
       1996)

     Term notes, payable in monthly
       principal installments of
       approximately $10,000, plus
       interest at 8%, collateralized
       by certain equipment                                            389,945

     Note payable to Internal Revenue
       Service, payable in monthly
       principal installments of
       $6,656, plus interest at 7%                                     218,246

     Note payable to the Mississippi
       State Tax Commission, payable
       in monthly installments of
       $707, including interest at 8%                                   26,892

     Obligations under capital leases
       (Note 10)                                                       199,487

     Notes payable to former share-
       holders, payable in 1997,
       unsecured (net of unamortized
       discount)                                                        28,000

     Installment notes payable to various
       former suppliers, ranging from 8%
       to 12% with various maturities
       through 1999, unsecured (net of
       unamortized discount)                                            79,370
                                                                     ---------
                                                                     3,288,314

     Current maturities                                               (349,854)
                                                                     ---------

     Long-term debt                                                $ 2,938,460
                                                                     =========

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                                APRIL 30, 1996


NOTE 3 - LONG-TERM DEBT - CONTINUED:

     A schedule of the long-term debt maturities is as follows:

          1997                                               $  349,854
          1998                                                  325,988
          1999                                                  327,239
          2000                                                  147,597
          2001                                                   65,457
          Thereafter                                          2,072,179
                                                             ----------
                                                             $3,288,314
                                                             ==========

     Based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities, the carrying amount of the note payable approximates its fair value.


NOTE 4 - NOTE PAYABLE - BANK

     The Company has a revolving line of credit with First American Bank of $1,000,000 at April 30, 1996. This line of credit, which expires August 31, 1996, is secured by accounts receivable and inventories, is personally guaranteed by a shareholder up to $250,000, and has an interest rate equal to the bank's index rate plus 1%. At April 30, 1996, $801,552 was advanced against this line of credit. The note was paid in full in September 1996.


NOTE 5 - FLOOR PLAN NOTES

     The Company had floor plan notes of $2,394,618 collateralized by truck chassis inventory at April 30, 1996. Truck chassis securing floor plan notes of approximately $510,000 had been sold prior to April 30, 1996. These notes were paid subsequent to April 30, 1996.


NOTE 6 - TAXES ON INCOME

     Taxes on income are calculated using the liability method specified by Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes" ("FAS 109"). Under FAS 109, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS - COMBINED:
                                APRIL 30, 1996


NOTE 6 - TAXES ON INCOME - CONTINUED:

     The components of taxes on income are as follows:




     Current - Federal & state                   $ 172,369

     Deferred:
       Federal                                     (94,930)
       State                                       (11,300)
                                                   -------

     Taxes on income                             $  66,139
                                                   =======


     Deferred tax assets (liabilities) are comprised of the following:

     Deferred tax assets:
     Tax credit carryforwards:
       Alternative minimum                       $  88,800
       Mississippi jobs                             39,100
     Warranty accrual                               26,150

     Accrued vacation and bonuses                   69,000
     Allowance for possible losses                  34,650
     Uniform capitalization                          4,600
     Other                                          41,930
                                                 ---------

       Total deferred tax assets                   304,230

     Deferred tax liabilities:
       Depreciation                               (297,000)
                                                 ---------
     Net deferred tax asset                      $   7,230
                                                 =========

     Current deferred tax assets                 $ 176,230
                                                 =========

     Noncurrent deferred tax liabilities -
         (net of tax credit carryforwards)       $(169,000)
                                                 =========

       At April 30, 1996, the Company has carryforwards of state tax credits for Mississippi jobs which expire over time with expiration dates extending to 2001.

     The following reconciles taxes at the maximum federal statutory rate with the effective rate:

     Taxes on income at maximum federal rate         34.0%
     State income taxes, net of federal benefit       3.3
     Other                                            4.9
                                                     ----

     Taxes on income at effective rate               42.2%
                                                     ====

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                                APRIL 30, 1996

NOTE 7 - NONCASH INVESTING AND FINANCING ACTIVITIES

     On September 1, 1995, the Company issued a promissory note payable of $1,000,000 to a former stockholder in exchange for 1,250 shares of common stock.


NOTE 8 - RELATED PARTY TRANSACTIONS

     At April 30, 1996, the Company had receivables from related entities of $15,350 and payables to related entities of $103,517.

     In fiscal 1996, net sales includes approximately $805,000 to a related party. In addition, cost of sales and selling and administrative expenses include approximately $70,000 and $32,000, respectively, to a related party.


NOTE 9 - CREDIT RISK

     The Company is primarily a manufacturer of automobile and commercial vehicle towing equipment. The Company's products are sold worldwide, with its primary customers being distributors throughout the United States. The Company evaluates its need for reserves for potential losses from credit sales to these customers, and such losses have been within management's expectations.


NOTE 10 - LEASES

     The Company leases certain manufacturing equipment and computer equipment under capital leases which expire at various times through May 2000. Certain data processing software and equipment are also under an operating lease which expires in February 2001. As of April 30, 1996, future net minimum lease payments under the capital leases and future minimum rental payments required under operating leases were as follows:

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                                APRIL 30, 1996


NOTE 10 - LEASES - CONTINUED:

                                                 Capital   Operating
                                                  leases      leases
                                                --------     -------

          1997                                  $ 61,554      25,331
          1998                                    61,554      25,331
          1999                                    61,554      25,331
          2000                                    57,299      25,331
          2001                                       587      21,110
                                                --------     -------

                                                 242,548     122,434

          Less amount representing interest      (43,061)          -
                                                --------     -------

          Present value of net minimum
             lease payments                     $199,487     122,434
                                                ========     =======

     Rental expense for all operating leases for the years ended April 30, 1996, was $197,472.


NOTE 11 - RETIREMENT PLAN

     The Company has a qualified defined contribution retirement plan which covers substantially all full-time employees and meets the requirements of
   Section 401(k) of the Internal Revenue Code. Participants may contribute up to 10 percent of their total compensation. Employer contributions to the plan are determined on an annual basis at the discretion of the Company's board of directors. Each participant is fully vested at all times in the amount of their respective contributions and the amount contributed by the Company. The Company's contributions under the plan were $12,257 for the year ended April 30, 1996.


NOTE 12 - LITIGATION

     The Company is party to certain legal proceedings incidental to its business. The ultimate disposition of such matters presently cannot be determined but will not, in the opinion of management, based in part on the advice of legal counsel, have a material adverse effect on the Company's financial position or results of operations.

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                                APRIL 30, 1996

NOTE 13 - SUBSEQUENT EVENT

     In September 1996, Miller Industries, Inc. issued 507,462 shares of its common stock to the current stockholders and former stockholder in exchange for 100% of the outstanding common stock of the Company and the note payable to former stockholder.





                                      -14

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                       CONDENSED COMBINED BALANCE SHEET
                            (Dollars in thousands)


                                  (unaudited)


                        ASSETS                                   July 31, 1996
                                                                ---------------

CURRENT ASSETS:
        Cash and temporary investments                                $    83
        Accounts receivable, net                                        3,914
        Inventories                                                     5,890
        Deferred income tax benefit                                       117
        Prepaid expenses and other                                         22
                                                                ---------------
                Total current assets                                   10,026

PROPERTY, PLANT, AND EQUIPMENT, net                                     2,762

OTHER ASSETS                                                               44
                                                                ---------------
                                                                      $12,832
                                                                ===============

          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

        Lines of credit                                               $   802
        Accounts payable                                                6,020
        Accrued liabilities and other                                   1,127
                                                                ---------------
                Total current liabilities                               7,949

LONG-TERM OBLIGATIONS                                                   3,368

DEFERRED INCOME TAXES                                                     169

STOCKHOLDERS' EQUITY                                                    1,346
                                                                ---------------
        Total Liabilities & Stockholders' Equity                      $12,832
                                                                ===============

                   VULCAN INTERNATIONAL, INC. AND AFFILIATES

                    CONDENSED COMBINED STATEMENTS OF INCOME
                            (Dollars in thousands)

                                  (Unaudited)

                                        Three Months Ended July 31,
                                     ---------------------------------
                                            1995            1996
                                     ----------------- ---------------

NET SALES                                  $4,196          $6,733

COST OF SALES                               3,298           5,607
                                     ----------------- ---------------

GROSS PROFIT                                  898           1,126

OPERATING EXPENSES:
   Selling                                    417             522
   General and administrative                 323             395
                                     ----------------- ---------------

INCOME FROM OPERATIONS                        158             209

INTEREST EXPENSE, net                         (69)              0

OTHER INCOME, net                              20               0
                                     ----------------- ---------------

INCOME BEFORE INCOME TAXES                    109             209

PROVISION FOR INCOME TAXES                     41              79
                                     ----------------- ---------------

NET INCOME                                 $   68          $  130
                                     ================= ===============

                  VULCAN INTERNATIONAL, INC. AND AFFILIATES
                 CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)
                                  (Unaudited)


                                                        Three Months
                                                       Ended July 31,
                                                  ---------------------------
                                                      1995           1996
                                                  -----------     -----------


NET CASH USED BY OPERATING ACTIVITIES           $      (387)    $       (80)
                                                  -----------     -----------

INVESTING ACTIVITIES:

Purchase of property, plant, and equipment              (80)            (10)
Other                                                   153               0

                                                  -----------     -----------

  Net cash provided by (used in) investing
   activities                                            73             (10)
                                                  -----------     -----------

Payments on long-term debt                             (268)              0
Proceeds from long-term debt                              0              80
Net payments under line of credit                       309               0

                                                  -----------     -----------
  Net cash provided by financing activities              41              80
                                                  -----------     -----------

NET DECREASE IN CASH                                   (273)            (10)

CASH, beginning of period                               342              93
                                                  -----------     -----------

CASH, end of period                             $        69     $        83
                                                  ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash payments for interest                      $        35     $        43
                                                  ===========     ===========

                  VULCAN INTERNATIONAL, INC. AND AFFILIATES
               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)


1.      Basis of Presentation

        The condensed combined financial statements of Vulcan International, Inc. and Affiliates (the "Company") included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Nevertheless, the Company believes that the disclosures are adequate to make the financial information presented not misleading. In the opinion of management, the accompanying unaudited condensed combined financial statements reflect all adjustments, which are of a normal recurring nature, to present fairly the Company's financial position, results of operations and cash flows at the dates and for the periods presented. Interim results of operations are not necessarily indicative of results to be expected for the fiscal year. These condensed combined financial statements should be read in conjunction with the Company's audited financial statements included elsewhere in this Form 8-K/A.

2.      Inventories

        Inventory costs include materials, labor and factory overhead. Inventories are stated at the lower of cost or market, determined on a first-in, first-out basis. Inventories at July 31, 1996 consisted of the following (in thousands):


                                                July 31, 1996
                                                -------------

                Chassis                               $ 2,547
                Raw materials                           1,521
                Work in process                         1,468
                Finished goods                            354
                                                      -------
                                                      $ 5,890
                                                      =======


3.      Litigation

        The company is party to certain legal proceedings incidental to its business. The ultimate disposition of such matters presently cannot be determined but will not, in the opinion of management, based in part on the advice of legal counsel, have a material adverse effect on the Company's financial position.